CONSENT OF LAROCHE PETROLEUM CONSULTANTS, LTD.
                       LAROCHE PETROLEUM CONSULTANTS, LTD.

                        CONSENT OF INDEPENDENT PETROLEUM

                            ENGINEERS AND GEOLOGISTS

       As independent oil and gas consultants, LaRoche Petroleum Consultants, Ltd. hereby consents to the use of and reference to its name, and the inclusion of and all references to its report regarding proved, developed, producing reserves estimated as of December 31, 2005 (and information contained therein) in Westside Energy Corporations Quarterly Report on Form l0-QSB for the quarter ended June 30, 2006, and the incorporation by reference thereof into the previously filed Registration Statement on Form S-8 (SEC file no. 333-124890) filed on May 13, 2005 and the previously filed Registration Statement on Form S-8 (SEC file no. 333-114686) filed on April 21, 2004.

                                       LaRoche Petroleum Consultants. Ltd.

                                       By:      /s/ Edward Paul Travis

                                       Name:    Edward Paul Travis

                                       Title:   Senior Partner


Dallas, Texas
August 21, 2006